SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
3847 East Loop 820 South
Fort Worth, Texas 76119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m. local time on Tuesday, May 22, 2007
Place	Stohlman Museum and Gallery Tandy Leather Factory, Inc. 3847 East Loop 820 South Fort Worth, Texas 76119
Items of Business	(1) To elect directors (2) To ratify the 2007 Director Non-Qualified Stock Option Plan (3) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a shareholder of our common stock at the close of business on April 20, 2007.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section titled "Questions and Answers" in this proxy statement and the instructions on the proxy or voting instruction card.

Please advise our transfer agent, Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, of any change in your address.

By Order of the Board of Directors,

/s/ William M. Warren

William M. Warren
General Counsel and Secretary

This notice of annual meeting and proxy statement and proxy card are being distributed on or about April 25, 2007.

[THIS PAGE LEFT BLANK INTENTIONALLY]

To our Stockholders:

On behalf of the board of directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. on Tuesday, May 22, 2007 in Fort Worth, Texas.

At the meeting, in addition to the formal items of business to be brought before the meeting, members of management will report on our operations and respond to stockholder questions.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible regardless of whether or not you plan to attend the annual meeting. A return envelope for your proxy card is enclosed for your convenience. Voting now by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your continued support of Tandy Leather Factory. We look forward to seeing you at the meeting on May 22.

Sincerely,

/s/ Wray Thompson

Wray Thompson
Chairman of the Board of Directors

QUESTIONS AND ANSWERS

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2007 Annual Meeting of Stockholders, our board of directors is soliciting your proxy to vote at the meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about April 25, 2007.

What am I voting on?

You are voting on two items:

•	Election of seven directors for a term of one year, and
•	Ratification of the 2007 Director Non-Qualified Stock Option Plan (“2007 Director Plan”).

What are the voting recommendations of the board of directors?

•	The board recommends a vote FOR each of the director nominees, and
•	The board recommends a vote FOR the ratification of the 2007 Director Plan.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to William Warren, our Secretary, and Robin Morgan, our Vice-President of Administration, our Proxy Committee, to vote on such matters at their discretion.

Who is entitled to vote?

Stockholders of record as of the close of business on April 20, 2007 (the record date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Transfer Corporation, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

If you are a stockholder of record, there are three ways to vote:
•	By Internet at www.proxyvote.com;
•	By completing and mailing your proxy card; or
•	By written ballot at the meeting.

If you vote by Internet, your vote must be received by 11:59 PM Eastern Time on May 21st, the business day before the meeting. Your shares will be voted as you indicate. If you return your proxy card, but you do not indicate your voting preferences, the Proxy Committee will vote your shares affirmatively.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee. If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the meeting.

Is my vote confidential?

Yes. It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares determined on April 20, 2007, represented in person or by proxy at the meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On April 20, 2007, there were 10,919,568 shares outstanding.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. In general, the broker or nominee would have the discretion to vote these shares. Should there be any “broker non-votes,” they will be counted as shares that are present in determining the presence or absence of a quorum. At present, we are not aware of anything that will come before the meeting involving matters where American Stock Exchange rules bar brokers and nominees from voting if the beneficial owner fails to execute and return a proxy.

What vote is required to approve each proposal?

In the election of directors, each nominee must receive a majority of “FOR” votes cast to be elected. The other proposal requires the approving vote of holders of at least a majority of the outstanding shares.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Computershare Trust Corporation, by phone (303/262-0703) or by mail to 350 Indiana Street, Suite 800, Golden, Colorado 80401.

What if I want to change my vote?

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by:

•	Filing a written notice of revocation, bearing a date later than the proxy date, with our secretary at or before the meeting;
•	Properly executing a later proxy relating to the same shares; or
•	Attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to: Secretary, Tandy Leather Factory, Inc., P.O. Box 50429, Fort Worth, Texas 76105-0429.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the meeting and publish final results in our quarterly report on SEC Form 10-Q for the second quarter of 2007.

How can I receive a copy of the annual report?

We provide a free copy of our Annual Report on Form 10-K that includes the financial statements and schedules, but does not include the exhibits. If you would also like the report’s exhibits, we will provide copies of the exhibits. We may charge a reasonable fee for providing these exhibits.

In order to receive this report, you must request a report in writing and mail the request to Tandy Leather Factory, Inc., P.O. Box 50429, Fort Worth, Texas 76105-0429, Attention: Shannon L. Greene, Chief Financial Officer. In addition, information concerning obtaining our complete Form 10-K with exhibits and other securities filings from the Securities and Exchange Commission and our website is contained in Item 1 of the enclosed Form 10-K.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the following as of March 31, 2007:
•	Beneficial owners of more than 5 percent of the outstanding shares of our stock, other than our officers and directors;
•	Beneficial ownership by our current directors and the named executive officers set forth in the Summary Compensation table on page 14; and
•	Beneficial ownership by all our current directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provide to us, except where otherwise noted.

Name and Address	Shares beneficially owned (1)	Percent of Class
Tandy Leather Factory, Inc. Employees’ Stock Ownership Plan & Trust(2) PO Box 50429, Fort Worth, TX 76105-0429	929,069	8.51%
Wellington Management Company, LLP (3) 75 State Street, Boston, MA 02109	1,330,025	12.18%
Austin W. Marxe and David M. Greenhouse (4) 527 Madison Avenue, Suite 2600,New York, NY 10022	800,000	7.33%
Nery Capital Partners, L.P. (5) 959 Merrimon Avenue, Suite 6 - Box 9, Asheville, NC 28804	1,005,000	9.09%

Wray Thompson(6)	221,496	2.00%
Ron & Robin Morgan(7)	1,798,932	16.27%
Shannon L. Greene(8)	166,681	1.51%
T. Field Lange(9)	7,000	*
Joseph R. Mannes(10)	23,000	*
L. Edward Martin III(11)	-	*

All Current Directors and Executive Officers as a Group (8 persons)	3,222,109	29.14%

* Represents beneficial ownership of less than 1% of our outstanding common shares.

(1)
The amounts reflected in this column include common shares owned directly or indirectly in which there is sole voting and/or vote investment power, except as otherwise noted. To our knowledge, none of these shares have been pledged. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership. In accordance with SEC rules, the amounts reflected in this column also include options to acquire the underlying common shares within 60 days following March 31, 2007.

(2)
The Trustee of the Employees' Stock Ownership Plan & Trust ("ESOP") votes the 929,069 shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Except in certain limited circumstances, the Trustee may acquire and dispose of the assets of the ESOP only as the ESOP Committee directs. The ESOP Committee is made up of certain officers and other employee participants of ours and presently consists of Robin L. Morgan, Shannon L. Greene, and three other employees. As members of this Committee, these persons may be deemed to share investment power with respect to the allocated shares held by the ESOP. Each member of the ESOP Committee disclaims beneficial ownership of the securities held by the ESOP except for those that have been allocated to the member as a participant in the ESOP. The total number of shares held by the ESOP includes 269,841 shares that are beneficially owned by the Executive Officers and are also included in the directors and executive officers ownership amounts as being owned by those persons.

(3)	We have received a copy of a report on Schedule 13G, with a signature dated March 12, 2007 disclosing 385,800 shares with shared voting power and 1,330,025 shares with shared dispositive power.
(4)	We have received a copy of a statement of changes in beneficial ownership on Form 4, with a signature dated February 26, 2007.
(5)	Michael A. Nery, one of our directors, is the owner of an investment advisory firm that directs the investments of Nery Capital Partners, L.P., which is the record holder of the shares indicated.
(6)	Wray Thompson, Chairman of the Board, holds 145,187 shares directly and 76,309 shares in the ESOP.
(7)
Ron Morgan, a director and our Chief Executive Officer and President, and Robin Morgan, our Vice President of Administration and Assistant Secretary, are married. Shares beneficially owned by Mr. and Mrs. Morgan are held as community property. They hold 1,617,810 shares directly and 181,122 shares in the ESOP.

(8)	Shannon Greene, a director and Chief Financial Officer and Treasurer, holds 39,270 shares directly, 12,411 shares in the ESOP, and 115,000 shares that can be acquired within 60 days of March 31, 2007.
(9)	T. Field Lange, a director, holds 1,000 shares directly and 6,000 shares in options that will vest within 60 days of March 31, 2007.
(10)	Joseph R. Mannes, a director, holds 7,000 shares directly and 16,000 shares in options that will vest within 60 days of March 31, 2007.
(11)	L. Edward Martin was named a director effective January 23, 2007.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Currently there are seven directors. It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all seven nominees listed below for election as our directors unless authority to so vote is withheld. All nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

Wray Thompson, 75, has served as our Chairman of the Board since June 1993. He also served as Chief Executive Officer from June 1993 to December 2006 and as President from June 1993 to January 2001. Mr. Thompson was one of our co-founders.

Shannon L. Greene, 41, has served as our Chief Financial Officer and Treasurer since May 2000 and as a director since January 2001. From September 1997 to May 2000, Ms. Greene served as our controller and assistant controller. Ms. Greene, a certified public accountant, is a member of our Employees’ Stock Ownership Plan (ESOP) Committee. Her professional affiliations include the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Fort Worth Association of Financial Professionals, the National Investor Relations Institute, and Financial Executives International.

T. Field Lange, 39, has served as a director of ours since May 2003. Mr. Lange, a certified public accountant, is the president of Lange & Associates, P.C., a public accounting firm in Fort Worth, Texas. His professional affiliations include the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Joseph R. Mannes, 48, has served as a director of ours since May 1998. Currently, Mr. Mannes serves as the managing director in the corporate finance department of SAMCO Capital Markets, a Dallas, Texas broker-dealer. He also serves on the advisory board of Conchemco, Inc. and is chairman of HiTech Creations, Inc. Mr. Mannes holds a Chartered Financial Analyst designation.

L. Edward Martin III, 40, has served as a director of ours since January 2007. Since 2000, Mr. Martin has served as the Executive Vice President and Chief Operating Officer of The Dunlap Company, a private company operating a chain of 40 department stores in 8 states. He joined The Dunlap Company in 1998 as Senior Vice President and General Counsel. He holds a law degree from the University of Texas School of Law in Austin, Texas. Mr. Martin is a Board Member of the Texas Retailers Association and a member of the State Bar of Texas.

Ronald C. Morgan, 59, has served as our President since January 2001 and has served as Chief Operating Officer and director since June 1993. Mr. Morgan was also one of our co-founders.

Michael A. Nery, 34, has served as a director of ours since December 2003. Since September 1999, his investment advisory firm has directed the investments of Nery Capital Partners, L.P., an investment fund based in Ashville, NC.

The information relating to the occupations and security holdings of our directors is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

•	Meeting Attendance

During fiscal 2006, the board of directors held five meetings. All current directors who served during 2006 attended 75% or more of the aggregate of the total number of meetings of the board of directors and of committees of the board of which he or she was a member. Although we do not have a formal policy regarding director attendance at our Annual Meeting, all directors are expected to attend the meeting and in 2006, all directors were in attendance.

•	Director Independence

The board of directors has considered the listing requirements of the American Stock Exchange for "independence" of directors, and it has determined that T. Field Lange, Joseph R. Mannes, L. Edward Martin III and Michael A. Nery, our non-employee directors, are independent. Our independent directors hold executive sessions at least once a year.

•	Director Compensation

Non-employee directors receive $1,000 for each board meeting attended in person, $500 for each board meeting attended via telephone and $500 for each committee meeting attended, with the exception of the committee chairman who receives $750 for each committee meeting attended. We entered into a consulting agreement with Wray Thompson effective January 1, 2007, pursuant to which we pay Mr. Thompson $100,000 per year for serving as our Chairman of the Board. If the stockholders approve our 2007 Director Non-Qualified Stock Option Plan at the annual meeting, we will issue options to acquire 3,000 shares of our common stock to each of our independent directors each year beginning in 2007. The 2007 Director Plan is described in more detail below.

2006 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2006. Our directors who are also employees (and Wray Thompson, who now serves us as a consultant) receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Joseph R. Mannes	$7,750	$7,750
T. Field Lange	6,000	6,000
Michael A. Nery	5,750	5,750
H.W. Markwardt(1)	5,000	5,000
Michael Markwardt(2)	5,500	5,500
________________
(1) Resigned in September 2006
(2) Resigned in January 2007

If the stockholders approve our 2007 Director Non-Qualified Stock Option Plan at the annual meeting, we will issue options to acquire 3,000 shares of our common stock to each of our independent directors each year beginning in 2007. The 2007 Director Plan is described in more detail below.
•	Committees

As of the date of this proxy statement, our board has four committees: (1) Audit, (2) Compensation, (3) Nominating, and (4) 2007 Director Non-Qualified Stock Option Plan Committee. The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit	Compensation	Nominating	Director Non-Qualified Stock Option Plan
Non-Employee Directors:
T. Field Lange	X	C	C
Joseph R. Mannes	X	X	X
L. Edward Martin, III	C	X	X
Michael A. Nery	X	X	X
Employee Directors:
Shannon L. Greene				X
Ron Morgan				X
Wray Thompson (1)				C

Number of Meetings in Fiscal 2006	5	1	0	0
_________________
X = Committee member; C = Committee Chairman

(1) We treat Wray Thompson as an Employee Director for the purposes of his compensation as a director although he resigned as our CEO and as an employee effective December 31, 2006. He continues to serve as our Chairman of the Board under a consulting arrangement pursuant to which we pay Mr. Thompson $100,000 per year.

Nominating Committee

We have a nominating committee consisting of five directors, all of whom are "independent" under the American Stock Exchange rules. The committee met one time during 2006.

The board of directors has adopted a written charter for the Nominating Committee, which is available on our website at www.leatherfactory.com. This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the board of directors. Although the board of directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates. These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the committee. In addition, the charter states that the committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers. The committee plans to evaluate all director nominees in a like manner without regard as to who recommended the nomination. Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process. In addition, the Nominating Committee makes a review and evaluation at least annually of the board of directors and the committee's own performance. Further, the committee recommends persons to serve on the committee as members, as well as the possible removal of any incumbent committee members.

Stockholders may nominate director nominees for consideration by writing to our corporate secretary at 3847 East Loop 820 South, Fort Worth, Texas 76119. Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

In order to be considered by the Nominating Committee with respect to nominees for the 2008 Annual Meeting of Stockholders, prospective nominee recommendations must be received by the corporate secretary no later than 30 days and no earlier than 60 days before such meeting.

Audit Committee

The Audit Committee’s basic role is to assist the board in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices. Among other duties, the Audit Committee is to be the board's principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders. The board has determined that all members of the Audit Committee are "independent" under the applicable rules of the American Stock Exchange and that Joseph R. Mannes, chairman of the Audit Committee in 2005 and 2006, and T. Field Lange, committee member, both qualify as an "audit committee financial expert" as defined by the SEC. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.leatherfactory.com. The committee met five times during 2006. The Report of the Audit Committee for the fiscal year ended December 31, 2006 appears below.

Our Audit Committee selected Weaver & Tidwell, LLP to serve as our independent public accountant for the year ended December 31, 2006. A representative of Weaver & Tidwell is expected to attend our annual meeting. The representative will have the opportunity to make a statement at the meeting and respond to appropriate questions from you, our stockholders. The Audit Committee has not made a recommendation to the board regarding the retention or non-retention of Weaver & Tidwell, LLP as independent outside auditor for 2007. The committee historically meets in the fall to discuss the selection of auditors for the current year.

Audit Fees. Weaver & Tidwell performed the audits of our 2005 and 2006 financial statements, as well as the reviews of our Forms 10-Q for the same periods. The amounts shown below are the aggregate amounts paid to Weaver & Tidwell during 2005 and 2006 for services in the categories indicated.

Types of Fees	2005	2006
Audit fees	$58,700	$85,000
Audit-related fees	4,745	-
Tax fees	-	-
All other fees	-	-
Total	$63,445	$80,000

The audit-related fees paid in 2005 related to Sarbanes-Oxley Section 404 work. In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided.

Report of the Audit Committee

As members of the Audit Committee, we oversee the company's financial reporting process on behalf of our board of directors. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2006, we analyzed the service provided by and associated costs of our external auditing firm. As a result, we recommended and the board approved the appointment of Weaver & Tidwell, LLP as independent auditors for the year ended December 31, 2006. Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2006 with our management and has discussed with Weaver & Tidwell, LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Weaver & Tidwell, LLP has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with Weaver & Tidwell, LLP their independence from Tandy Leather Factory, Inc. and our management.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

JOSEPH R. MANNES, Chairman
T. FIELD LANGE
    MICHAEL A. NERY

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period. The compensation programs were designed to provide the tools ncessary to hire executives with the skills needed to manage the company to meet these goals and to retain them over the long-term. In developing the programs, a key consideration was to have plans that were easy to understand and administer while being competitive with companies of similar size and philosophy. Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business goals. Our philosophy has been to reward team performance, measured by our overall results. Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.

The Compensation Committee is responsible for recommending to the board of directors the compensation program of the executive officers. The committee submits all issues concerning executive compensation to the full board of directors for approval. This committee does not review or approve stock option grants.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus;
•	Long-term incentives in the form of stock option grants;
•	Retirement and other benefits.

Each of these elements of pay is described below.

Base salary. Base salaries are intended to reward our executive officers based upon their roles within the company and for their performance in those roles. Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies. Base salaries are generally increased annually assuming our financial performance is satisfactory.

Bonuses. Historically, we award discretionary bonuses to our executive officers as well as certain other employees. We determine these bonuses on a subjective basis, considering prior bonus amounts awarded, business prospects for the upcoming year, and the improvement in our net income for the year in question. The Compensation Committee determines the bonuses awarded to the executive officers, while the executive officers determine bonuses awarded to non-officer employees.

Stock options. Stock options are used to promote an ongoing focus on improvements in our total return to stockholders, by ensuring that, over time, a significant amount of each executive officer’s total wealth opportunities are dependent upon this return. Ms. Greene is the only executive officer who is eligible for stock option grants as our stock option plan specifically prohibits grants of stock options to Mr. Thompson, Mr. Morgan and Ms. Morgan. No options were granted to Ms. Greene during 2006.

Retirement and other benefits. Our benefits program includes retirement plans and group insurance plans. The objective of the program is to provide Executive Officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the Executive Officer’s employment and/or income received as an active employee. Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with the company. The retirement program for executive officers consists of two tax-qualified plans (an Employee Stock Ownership Plan and a 401(k) Plan) that cover all full-time employees. The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Certain executive officers have roles in the compensation process as follows:

Our CEO generally makes recommendations to the Compensation Committee regarding salary increases and annual bonus awards for other executive officers during the regular merit process. Other executive officers, at the request of the committee, provide data about past practices, awards, costs and participation in various plans, as well as information about the Company’s annual and longer-term goals When requested by the Committee, selected executive officers may also participate in discussions with the Committee regarding plan design and structure and provide a perspective to the Committee on how these recommendations may affect recruitment, retention and motivation of our employees.

Compensation Committee Interlocks and Insider Participation

None of the committee members was an officer or former officer of ours nor was any committee member a party to any material transaction or relationship with us during the past year. In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our board of directors.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board that the CD&A be included in Tandy Leather Factory’s Form 10-K and Proxy Statement.

COMPENSATION COMMITTEE:

T. FIELD LANGE, Chairman
JOSEPH R. MANNES
MICHAEL A. NERY

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information concerning annual and other compensation for all executive services for the year ended December 31, 2006 paid to our executive officers.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($) (1)	Total ($)
Wray Thompson, Chairman & Chief Executive Officer (3)	$170,000	-	-	$6,242	$176,242
Shannon L. Greene, Chief Financial Officer & Treasurer	$120,000	$60,000	$21,285	$7,230	$208,515
Ron Morgan, President & Chief Operating Officer (4)	$165,000	-	-	$8,992	$173,992
Robin Morgan, Vice President-Admin & Assistant Secretary	$85,000	$15,000	-	$4,395	$104,395

(1)	The amounts in this column represent the amounts accrued on behalf of the named individuals for the annual contribution to our ESOP and 401(k) plan company matching contribution.
(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 1995 Stock Option Plan and thus includes amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2006 are included in footnote 1 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2007.

(3)
Mr. Thompson resigned as our CEO in December 2006. We have entered into a one year consulting agreement with Wray Thompson which began effective January 1, 2007, pursuant to which we will pay Mr. Thompson $100,000 per year for his continued service as our Chairman of the Board. The consulting agreement automatically renews for additional one year periods unless terminated by Mr. Thompson or us.

(4)	Mr. Morgan served as our President and COO in 2006. Mr. Morgan was elected our CEO effective on January 1, 2007.

We made no grants of plan-based awards to any of our named Executive Officers during the year ended December 31, 2006.

The following table provides information about outstanding equity awards at December 31, 2006 for each of the named Executive Officers:

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wray Thompson, Chairman & Chief Executive Officer (1)	n/a	n/a	n/a	n/a
Shannon L. Greene, Chief Financial Officer & Treasurer	40,000 60,000 15,000	- - 10,000	$0.9375 $1.35 $4.24	9/13/10 5/24/11 9/16/13
Ron Morgan, President & Chief Operating Officer (2)	n/a	n/a	n/a	n/a
Robin Morgan, Vice President-Admin & Asst Secretary	n/a	n/a	n/a	n/a

(1)
Mr. Thompson resigned as our CEO in December 2006. We have entered into a one year consulting agreement with Wray Thompson which began effective January 1, 2007, pursuant to which we will pay Mr. Thompson $100,000 per year for his continued service as our Chairman of the Board. The consulting agreement automatically renews for additional one year periods unless terminated by Mr. Thompson or us.

(2)	Mr. Morgan served as our President and COO in 2006. Mr. Morgan was elected our CEO effective on January 1, 2007.

The following table summarizes options exercised and stock awards that vested during the year ended December 31, 2006 for each of the named Executive Officers:

OPTION EXERCISES AND STOCK VESTED IN 2006

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Wray Thompson Chairman & Chief Executive Officer (1)	n/a	n/a
Shannon L. Greene Chief Financial Officer & Treasurer	10,000	$62,625
Ron Morgan President & Chief Operating Officer (2)	n/a	n/a
Robin Morgan Vice President-Admin & Asst Secretary	n/a	n/a

(1)
Mr. Thompson resigned as our CEO in December 2006. We have entered into a one year consulting agreement with Wray Thompson which began effective January 1, 2007, pursuant to which we will pay Mr. Thompson $100,000 per year for his continued service as our Chairman of the Board. The consulting agreement automatically renews for additional one year periods unless terminated by Mr. Thompson or us.

(2)	Mr. Morgan served as our President and COO in 2006. Mr. Morgan was elected our CEO effective on January 1, 2007.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Since the beginning of our last fiscal year, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person, as defined under the Securities Act of 1933, as amended, had or will have a direct or indirect material interest. Such related persons include our directors and executive officers, nominees for director and their immediate family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownerships and changes in ownership of our securities with the Securities and Exchange Commission. We believe that, during fiscal 2006, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions: Form 4's were not filed timely on three transactions during the year - two occurring on November 15, 2006 (Directors, H.W. Markwardt and Michael Markwardt) and one on December 11, 2006 (Director and Officer Shannon Greene). We believe that the lack of timely filing was a result of an oversight by the parties involved. Late filings on these transactions were made on November 20, 2006 and December 15, 2006, respectively. Our disclosure on this topic is based solely on review of the information provided to us by persons subject to these requirements.

PROPOSAL TWO: RATIFICATION OF THE 2007 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

The Board of Directors Recommends a Vote “FOR” the Ratification of the 2007 Director Non-Qualified Stock Option Plan.

Our Board of Directors of the Company adopted the Tandy Leather Factory, Inc. 2007 Director Non-Qualified Stock Option Plan (the “2007 Director Plan”), effective March 22, 2007. The 2007 Director Plan is submitted for stockholder approval at the 2007 Annual Meeting of Stockholders, because under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), stockholder approval is required to permit future stock option grants to non-employee directors under the 2007 Director Plan to be exempt from the Securities and Exchange Commission regulations on short-swing trading. These regulations provide that all profits realized from a purchase and a sale or a sale and a purchase of a company’s securities within any six month period by a director, an officer, or the owner of more than 10% of any registered class of a company’s capital stock must be returned to the company. The receipt of an option grant is deemed to be a purchase for the purposes of such regulations unless the option grant is exempt under Rule 16b-3. An option grant that is not exempt must therefore be matched with any sale of common stock to determine whether a short-swing profit was earned. The lack of an exemption from the short-swing trading regulations for an option grant could cause a new non-employee director inadvertently to violate the short-swing trading result by receiving an automatic grant under the 2007 Director Plan, if such director had sold any shares of common stock during the period beginning six months prior to, and ending six months after, the date of the option grant. Even an inadvertent violation would cause a new non-employee director to be required to return any short-swing profits to the company. The lack of an exemption could make it more difficult to attract outside directors to us.

Stockholder approval of the 2007 Director Plan is also required by the rules of the American Stock Exchange.

The 2007 Director Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The 2007 Director Plan is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2007 Director Plan will terminate on March 22, 2017, and thereafter no options may be granted thereunder. The Board of Directors may amend or discontinue the 2007 Director Plan without the approval of the stockholders, subject to certain limitations. See “Amendment of the 2007 Director Plan” below.

The holder of an option granted pursuant to the 2007 Drrector Plan does not have any of the rights or privileges of a stockholder except with respect to shares that have been actually issued. Nothing in the 2007 Director Plan or in any option granted pursuant to the 2007 Director Plan may be construed as to create an employer-employee relationship between us and the participant. The proceeds from the sale of Common Stock pursuant to the exercise of options granted under the 2007 Director Plan will be added to our general funds and used for general corporate purposes.

The provisions of the 2007 Director Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the 2007 Director Plan, which is attached hereto as Exhibit A.

Purpose and Eligibility. Only our directors who are not our employees (“outside directors”) are eligible to receive options under the 2007 Director Plan. Mr. Thompson, the current Chairman of the Board, is specifically excluded from eligibility. At the present time, this group of outside directors consists of four members: Mr. Lange, Mr. Mannes, Mr. Martin, and Mr. Nery.

The purposes of the 2007 Director Plan are to attract outside directors and to encourage performance by providing such persons with a proprietary interest in the company through the granting of stock options. The 2007 Director Plan is designed to help achieve those purposes through the use of stock-based compensation strategies that will attract and retain outside directors who can contribute to our long-term success.

Administration of the 2007 Director Plan. The 2007 Director Plan shall be administered by the Director Plan Committee appointed by our Board of Directors. The current members of the Director Plan Committee are Ms. Greene, Mr. Morgan, and Mr. Thompson. Members of the Director Plan Committee serve at the will of the Board and may be removed, with or without cause, from the Director Plan Committee at any time at the Board’s discretion. The Director Plan Committee will make such rules and regulations as it deems appropriate. Any interpretation, determination or other actions made or taken by the Director Plan Committee will be final, binding and conclusive on all parties.

Stock Options. The maximum number of shares of Common Stock presently authorized for issuance under the 2007 Director Plan is 100,000, subject to adjustment for stock splits and similar events. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by us in our treasury. If an option granted under the 2007 Director Plan terminates or expires without having been exercised in full, the unexercised shares subject to that option will be available for further grants or options under the 2007 Director Plan.

All stock options granted under the 2007 Director Plan are designated as stock options that are not intended to qualify for special tax treatment under Section 422 of the Code (“non-qualified stock options”). See “Certain Federal Income Tax Aspects” below. Each non-qualified stock option granted under the 2007 Director Plan is required to be evidenced by a stock option agreement, which sets forth the material terms and provisions of the stock option.

Upon approval by the stockholders, under the 2007 Director Plan, a one-time stock option for 3,000 shares of Common Stock shall be granted to each individual who is serving as an outside director of ours on that date. In future years, a stock option for 3,000 shares of Common Stock shall be granted to each individual who is serving as an outside director of ours on that date, and if an individual first becomes an outside director of ours within six months after March 22 of a year, such individual shall be granted a Stock Option for 3,000 shares of Common Stock immediately upon becoming an outside director. In no event may a director receive more than one grant of a stock option for the same year under the 2007 Director Plan. The exercise price for all stock options granted under the 2007 Director Plan is 100% of the fair market value of the Common Stock on the date of grant. The option period extends for ten years from the date the option is granted, subject to earlier forfeiture in the event a director ceases to serve as such. See “Restrictions” below.

On the date that the participant desires to exercise stock options, the participant is required to deliver to us the total exercise price of the shares to be purchased, in cash, or by means of a certified check, a bank draft, a money order or any other form of payment which is acceptable to the Director Plan Committee. If the participant fails to pay for any of the option shares or fails to accept delivery of those shares, the participant’s right to purchase shares may be terminated by us.

Restrictions. The options granted and to be granted under the 2007 Director Plan, without the prior written consent of the Director Plan Committee, are not transferable or assignable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the Code.

Stock options may be exercised at any time during the option period after the expiration of six months from the Date of Grant. Upon termination of the participant’s service as a director with us due to death or total and permanent disability, his or her option may be exercised for a period of 12 months after such termination of service, unless the expiration of the original option period is sooner. Total and permanent disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period for not less than 12 months. Upon the termination of the participant’s service as a director with us by reason of retirement after attaining our normal retirement age, he or she may exercise such option for a period of three months after such retirement.

In the event of a termination of a participant’s service as a director other than as a result of death, retirement after attaining our normal retirement age or total and permanent disability, the participant will forfeit all previously vested and unexercised stock options on the 30th day after the date of termination. In the event of termination of employment prior to the date of such stockholder approval, however, this 30-day period will commence on the date of such stockholder approval.

We are not required to sell or issue shares of Common Stock under any stock option if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded (including Section 16 of the 1934 Act). As a condition of any sale or issuance of shares of Common Stock under a stock option, the Director Plan Committee may require such agreements or undertakings, if any, as may deem necessary or advisable to assure compliance with any such law or regulation.

Adjustments. The 2007 Director Plan provides that the number of shares issuable under the 2007 Director Plan and upon exercise of outstanding options and the exercise prices of such options are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company. If we merge or consolidate, transfer all or substantially all of our assets to another entity or dissolve or liquidate, then under certain circumstances a holder of an option will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the option holder would have been entitled to receive had he or she exercised his or her option immediately prior to such event. Notwithstanding these adjustment provisions, all stock options granted under the 2007 Director Plan may be canceled by us upon a merger or consolidation of the company in which we are not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the company, subject to each optionee’s right to exercise his or her option as to the shares of Common Stock covered by that option for a period of 30 days immediately preceeding the effective date of such event. Upon the occurrence of an event requiring adjustment of the exercise price or shares issuable upon exercise, we are required to mail a copy of our computation of the adjustment to all optionees, which will be binding on each optionee.

If we make a partial distribution of our assets in the nature of a partial liquidation (except for certain cash dividends) then the exercise prices then in effect with respect to each outstanding stock option will be reduced in proportion to the percentage reduction in the tangible book value of the shares of our Common Stock as a result of such distribution.

Amendment of the 2007 Director Plan. The 2007 Director Plan provides that the Board of Directors may from time to time discontinue or amend the 2007 Director Plan without the consent of the stockholders unless such discontinuance or amendment (i) materially increases the benefits accruing to participants under the 2007 Director Plan, (ii) materially increases the number of securities that may be issued under the 2007 Director Plan or (iii) materially modifies the requirements as to eligibility for participation in the 2007 Director Plan. In addition, if an amendment would adversely affect an outstanding stock option, the consent of the participant holding that option must be obtained, unless the Board of Directors determines that the application to outstanding options of an accounting standard in accordance with any statement issued by the Financial Accounting Standards Board concerning the treatment of stock options would have a significant, adverse effect on our financial statements. The Board of Directors may cancel and revoke all outstanding stock options that are deemed to cause such adverse effect, and the holders of these options will not have any further rights to the options. The provisions of the 2007 Director Plan governing the eligibility of participants and the amount, timing and exercise price of options to be granted under the 2007 Director Plan cannot be amended more than once every six months other than to comport with changes in the Code, ERISA or rules thereunder.

Certain Federal Income Tax Aspects. The granting of a non-qualified stock option plan will not result in federal income tax consequences to either us or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and we will be entitled to a corresponding deduction.

For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee’s tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon the exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to us. Long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at six rates, depending upon a taxpayer’s income level.

Withholding of federal taxes at applicable rates may be required in connection with any ordinary income realized by an optionee by reason of the exercise of stock options granted pursuant to the 2007 Director Plan. We shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments.

Vote Required. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to adopt the 2007 Director Plan.

NEW PLAN BENEFITS

The following table provides information with respect to equity to be granted to the non-employee directors pursuant to the 2007 Director Plan, if it is approved by our stockholders.

2007 Director Non-Qualified Stock Option Plan
Name and Position	Dollar Value ($) (1)	Number of units (1)
Wray Thompson Chairman & Chief Executive Officer (2) (4)	n/a	n/a
Shannon L. Greene Chief Financial Officer & Treasurer (4)	n/a	n/a
Ron Morgan President & Chief Operating Officer (3) (4)	n/a	n/a
Robin Morgan Vice President-Admin & Asst Secretary (5)	n/a	n/a
Executive Group	-	-
Non-Executive Director Group	$16,466	12,000
Non-Executive Officer Employee Group	-	-

(1) If the 2007 Director Plan is approved, each year beginning in 2007, each of our non-employee directors shall receive 10-year options to acquire 3,000 shares of our common stock, up to a limit of 100,000 shares issuable under the plan. The amounts shown for the Non-Executive Director Group above assumes that options to purchase 3,000 shares were granted to each of our four non-employee directors on March 22, 2007.
(2) Mr. Thompson resigned as our CEO in December 2006. We have entered into a one year consulting agreement with Wray Thompson which began effective January 1, 2007, pursuant to which we will pay Mr. Thompson $100,000 per year for his continued service as our Chairman of the Board. The consulting agreement automatically renews for additional one year periods unless terminated by Mr. Thompson or us.
(3) Mr. Morgan served as our President and COO in 2006. Mr. Morgan was elected our CEO effective on January 1, 2007.
(4) Not eligible for options under the 2007 Director Plan because of employee status with us.
(5) Not eligible for options under the 2007 Director Plan because of employee and non-director status with us.

EXISTING BENEFIT PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock. The information is aggregated in two categories: plans previously approved by our stockholders and plans not approved by our stockholders. The table includes information for officers, directors, employees and non-employees. All information is as of December 31, 2006. The table below excludes the 2007 Director Non-Qualified Stock Option Plan which is described above.

Plan Category	Column (a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (b) Weighted-average exercise price of outstanding options, warrants and rights	Column (c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)
Equity compensation plans approved by stockholders	296,200	$2.05	-
Equity compensation plans not approved by stockholders (1)	98,300	3.65	-
TOTAL	561,000	$2.39	44,000

(1) Warrants to acquire up to 100,000 shares of common stock at $3.10 per share were issued in conjunction with a consulting agreement to an unrelated entity in February 2003. The warrants may be exercised at anytime until expiration on February 12, 2008. Warrants to acquire up to 50,000 shares of common stock at $5.00 per share were issued in conjunction with a consulting agreement to an unrelated entity in February 2004. The warrants may be exercised at anytime until expiration on February 24, 2009. 51,700 of the 150,000 shares underlying such warrants have been previously exercised.

OTHER MATTERS

Solicitation of Proxies

We will pay for the cost of soliciting proxies. Our directors, officers and employees may solicit proxies. They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2007

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our corporate secretary not less than ten days before such annual meeting. We have not received notice of any stockholder proposals to be presented at this year’s meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit it to our corporate secretary by no later than December 20, 2007. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the Securities and Exchange Commission. You may write to our corporate secretary at 3847 East Loop 820 South, Fort Worth, Texas 76119 to present a proposal for consideration.

If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf. According to our by-laws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting, whether in person or by proxy.

Stockholder Communications with Board

Stockholders who wish to communicate with the Chairman or with the independent directors as a group may do so by writing to the corporate secretary at Tandy Leather Factory, Inc., PO Box 50429, Fort Worth, Texas 76105-0429. The corporate secretary will forward your communication to the independent directors or Chairman as requested by the stockholder. All appropriate communications addressed to directors will be reviewed by the corporate secretary. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the board. The corporate secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the company.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive d a separate Proxy Statement, or if you are receiving multiples copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., PO Box 50429, Fort Worth, Texas 76105-0429, by calling Investor Relations at 817-496-4414, or by sending an e-mail to Investor Relations at sgreene@tandyleather.com. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a registered stockholder at a shared address to which a single copy of the document was delivered.

General Information

A COPY OF FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO SHANNON L. GREENE, CFO, TANDY LEATHER FACTORY, INC., PO BOX 50429, FORT WORTH, TEXAS 76105-0429.

Management knows of no other business which may be properly brought before the Annual Meeting of Stockholders. However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 1 OF THIS PROXY STATEMENT.

EXHIBIT A

TANDY LEATHER FACTORY, INC.
2007 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

The 2007 Director Non-qualified Stock Option Plan of Tandy Leather Factory, Inc. (hereinafter called the "Plan") was adopted by the Board of Directors of Tandy Leather Factory, Inc., a Delaware corporation (hereinafter called the "Company), EFFECTIVE AS OF March 22, 2007, subject to approval by the Company’s stockholders at the 2007 Annual Meeting of Stockholders.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain key outside directors of Tandy Leather Factory, Inc. and to provide such persons with a proprietary interest in the Company through the granting of Non-qualified Stock Options that will:

(a)	increase the interest of such persons in the Company's welfare;
(b)	furnish an incentive to such persons to continue their services for the Company; and
(c)	provide a means through which the Company may attract able persons as directors.

ARTICLE 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 "Board" means the board of directors of the Company.

2.2 "Code" means the Internal Revenue Code of 1986, as amended.

2.3 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.4 "Common Stock" means the common stock, $0.0024 par value, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.5 "Company" means Tandy Leather Factory, Inc., a Delaware corporation.

2.6 "Date of Grant" means the effective date on which a Stock Option is awarded to an outside director as set forth in the applicable Stock Option Agreement.

2.7 "Fair Market Value" of a share of Common Stock means (i) the closing price per share on any stock exchange on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

2.8 "Option Period" means the period during which a Stock Option may be exercised.

2.9 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.10 "Participant" shall mean an outside director of the Company to whom a Stock Option is granted under this Plan.

2.11 "Plan" means this 2007 Director Non-qualified Stock Option Plan of Tandy Leather Factory, Inc., as amended from time to time.

2.12 "Retirement" means Termination of Service at or after the Company's normal retirement age.

2.13 "Stock Option" means a non-qualified option to purchase Common Stock of the Company granted under this Plan.

2.14 "Stock Option Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of a Stock Option.

2.15 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

2.16 "Termination of Service as a Director" occurs when a Participant who is an outside director of the Company or any Subsidiary shall cease to serve as a director of the Company and its Subsidiaries, for any reason.

2.17 "Total and Permanent Disability" means total and permanent disability as defined in Section 22(e) of the Code.

ARTICLE 3
ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board ("the Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determination and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

ARTICLE 4
ELIGIBILITY: GRANT OF OPTIONS

The Committee must grant Stock Options as follows: (i) on March 22, 2008, the Committee would grant each Participant a Stock Option of 5,000 shares; and (ii) on March 22 of each calendar year thereafter, a Stock Option for 3,000 shares of Common Stock shall be granted to each individual who is serving as an outside director of the Company or any Subsidiary on that date; and (iii) if an individual first becomes an outside director of the Company or any Subsidiary within six months after March 22 of a year, such individual shall be granted a Stock Option for 3,000 shares of Common Stock immediately upon becoming an outside director. The Committee shall not grant Stock Options under any other circumstances.

The grant of a Stock Option shall be evidenced by a Stock Option Agreement setting forth the total number of shares of Common Stock subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute a Stock Option Agreement with a Participant after the issuance of a Stock Option. Any Stock Option granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval. The Committee may grant Stock Options under the Plan prior to the time of stockholder approval; however, notwithstanding anything to the contrary herein this Plan or in any Stock Option Agreement, no Stock Option may be exercised under the Plan prior to the time of stockholder approval.

ARTICLE 5
SHARES SUBJECT TO PLAN

The Committee may not grant Stock Options under the Plan for more than 100,000 shares of Common Stock of the Company (as may be adjusted in accordance with Articles 12 and 13 hereof), all of which are designated as non-qualified stock options. Shares of Common Stock to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to Stock Options which are forfeited, terminated, or settled in cash in lieu of Common Stock, or expired unexercised, shall immediately become available Stock Options under the Plan.

During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6
OPTION PRICE

The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant.

ARTICLE 7
OPTION PERIOD; FORFEITURE

        7.1 Option Period.  A Stock Option may be exercised in whole or in part at any time during its term. However, in no event may a Stock Option be exercised within six (6) months after its Date of Grant. The Option Period for a Stock Option may be reduced or terminated upon Termination of Service as a Director in accordance with Article 7. No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period. Each Stock Option will terminate at the first of the following to occur:

(a)	5 p.m. on the tenth anniversary of the Date of Grant;

(b)	5 p.m. on the date which is twelve (12) months following the Participant's Termination of Service as a Director due to death or Total and Permanent Disability;

(c)	5 p.m. on the date which is three (3) months following the Participant's Termination of Service as a Director due to Retirement, except as provided in Section 8.2 below; or

(d)	5 p.m. on the 30th day after the day of any other Termination of Service as a Director, except as provided in Section 8.3 below.

7.2 Forfeiture. In the event of a Participant's Termination of Service as a Director other than as a result of death, Retirement, or Total and Permanent Disability, the unexercised portion of the Stock Option previously granted to such Participant shall terminate and be forfeited as of 5 p.m. on the 30th day after the day of the termination; provided, however, that if such termination occurs after the date on which this Plan is approved by the Board of Directors but before it is approved by the stockholders of the Company, such 30-day period shall begin to run on the effective date of such stockholder approval rather than on the date of termination.

ARTICLE 8
TERMINATION OF SERVICE AS A DIRECTOR

In the event of Termination of Service as a Director of a Participant, the Option Period for any Stock Option of the Participant shall be amended in accordance with this Article 8 and such Stock Option may only be exercised as follows:

8.1 Death. In the event of the Participant's death while serving as a non-employee director, his Stock Option may be exercised for a period of twelve (12) months after the Participant's death or until expiration of the original Option Period (if sooner); such Stock Option may be exercised by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death.

8.2 Disability or Retirement. Upon the Termination of the Participant's Service as a Director by reason of Total and Permanent Disability, the Participant or his guardian may exercise such Participant's Stock Option within twelve (12) months after the date of such Termination of Service as a Director. Upon the Termination of the Participant's Service as a Director by reason of Retirement, the Participant may exercise such Participant's Stock Option within three (3) months after his Termination of Service as a Director; provided, however, that if such termination occurs after the date on which this Plan is approved by the Board of Directors but before it is approved by the stockholders of the Company, such three month period shall begin to run on the effective date of such stockholder approval rather than on the date of termination.

8.3 Other Termination. Upon the Termination of the Participant's Service as a Director for any reason other than as a result of death, Retirement, or Total and Permanent Disability, the Participant may, before 5 p.m. on the 30th day after the day of such Termination of Service as a Director, exercise any Stock Options to the extent such Stock Options were exercisable at the date of such Termination of Service as a Director; provided, however, that if such termination occurs after the date on which this Plan is approved by the Board of Directors but before it is approved by the stockholders of the Company, such 30-day period shall begin to run on the effective date of such stockholder approval rather than on the date of termination.

ARTICLE 9
EXERCISE OF OPTION

Stock Options may be exercised during the Option Period, subject to limitations and restrictions set forth in Article 8. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Stock Option Agreements, subject to the terms, conditions, and restrictions of the Plan.

In no event may a Stock Option be exercised or shares of Common Stock be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares of Common Stock to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, (b) Common Stock, valued at its Fair Market Value on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

ARTICLE 10
AMENDMENT OR DISCONTINUANCE

The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company unless stockholder approval is required under the terms of the Plan or by any stock exchange on which the shares of Common Stock to be issued upon exercise of the Stock Options are listed. Any amendment to the Plan shall be approved by stockholders if the amendment would:

(a) materially increase the benefits accruing to Participants under the Plan;

(b) materially increase the number of securities which may be issued under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

In addition, no amendment may adversely affect an outstanding Stock Option without the consent of the Participant; provided, however, that if the Board after consulting with the management of the Company determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of stock options would have a significant, adverse effect on the Company's financial statements because of the fact that Stock Options granted before the issuance of such a statement are then outstanding, then the Board in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of those Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Board to the holders of such Stock Options. Articles 4 and 6 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

ARTICLE 11
TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on March 22, 2017, but Stock Options granted before the date will continue to be effective in accordance with their terms and conditions.

ARTICLE 12
CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, except any such increase or decrease in the number of issued and outstanding shares of Common Stock into which shares of Senior Cumulative Convertible Preferred stock, $0.10 par value, of the Company may be converted, then and in such event:  (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

    Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 13
RECAPITALIZATION. MERGER AND CONSOLIDATION

The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of number of shares of Common Stock subject to the Stock Option would have been entitled.

In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Options, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Stock Options.

Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14
LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 15
OPTIONS IN SUBSTITUTION FOR
STOCK OPTIONS GRANTED BY OTHER CORPORATIONS

Stock Options may be granted under the Plan from time to time in substitution for such options held by directors of a corporation who become or are about to become outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

ARTICLE 16
MISCELLANEOUS PROVISIONS

16.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

16.2 No Employment Relationship. The Participant is not an employee of the Company or any Subsidiary. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

16.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

16.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted a Stock Option to purchase Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

16.5 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Stock Option if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded (including Section 16 of the Securities Exchange Act of 1934); and, as a condition of any sale or issuance of shares of Common Stock under a Stock Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

16.6 Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued upon exercise of any Stock Option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash or by check.

16.7 Non-Assignability. Without the prior written consent of the Committee, a Stock Option granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in Code Section 411(a)(13). If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his Stock Option or any right thereunder, except as provided for in this Plan or the Stock Option Agreement, or in the event of any levy, attachment, execution, or similar process upon the right or interest conferred by this Plan or the Stock Option Agreement, the Committee may terminate the Participant's Stock Option by notice to him, and it shall thereupon become null and void.

16.8 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Options granted under this Plan shall constitute general funds of the Company.

16.9 Legend. Each certificate representing shares of Common Stock issued to a Participant upon exercise of a Stock Option shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

"Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

On the reverse:

"The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that 2007 Director Non-qualified Stock Option Plan of Tandy Leather Factory, Inc., dated as of March 22, 2007, as amended from time to time, a copy of which is on file at the principal office of the Company in Fort Worth, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledge hereof agrees to be bound by all of the provisions of said Plan."

Insert the following legend on the certificate if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

"Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

A copy of this Plan shall be kept on file in the principal office of the Company in Fort Worth, Texas.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of March 22, 2007, by its Chief Financial Officer and Treasurer and Secretary pursuant to prior action taken by the Board.

TANDY LEATHER FACTORY, INC.

	By:	/s/ Shannon L. Greene
Shannon L. Greene
Attest:		Chief Financial Officer & Treasurer

/s/ William M. Warren
William M. Warren
Secretary

EXHIBIT B

STOCK OPTION AGREEMENT
2007 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN
OF TANDY LEATHER FACTORY. INC.

1. Grant of Option. Pursuant to the 2007 Director Non-qualified Stock Option Plan of Tandy Leather Factory, Inc. (the "Plan") for directors of Tandy Leather Factory, Inc., a Delaware corporation (the "Company") and its Subsidiaries, the Company grants to

_______________________________________________
                      (Name of Participant)

an option to purchase from the Company a total of _____ full shares ("Optioned Shares") of Common Stock ("Common Stock") of the Company at $______ per share (being the fair market value per share of the Common Stock on this Date of Grant), in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement. The Date of Grant of this Stock Option is __________, 20_.

2. Subject to Plan. This Stock Option and its exercise are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. In addition, this Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Stock Option is exercisable in whole or in part at any time during its term.

4. Term; Forfeiture. Subject to Articles 7 and 8 of the Plan, this Stock Option, and all unexercised Optioned Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

(a) 5 p.m. on the tenth anniversary of the date of grant;

(b) 5 p.m. on the date which is twelve (12) months following the Participant's Termination of Service as a Director due to death or Total and Permanent Disability;

(c) 5 p.m. on the date which is three (3) months following the Participant's Termination of Service as a Director due to retirement, except as provided in Section 8.2 of the Plan; or

(d) 5 p.m. on the 30th day after the day of any other Termination of Service as a Director, except as provided in Section 8.3 of the Plan.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant, or by the Participant's guardian. If the Participant's Service as a Director terminates as a result of death or Total and Permanent Disability prior to the termination date specified in Section 4(a) hereof and the Participant has not exercised this Stock Option in full as of the date of death or Total and Permanent Disability, the following persons may exercise this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified in Sections 4(a) or (b) hereof: (i) if the Participant is disabled, the guardian of the Participant; or (ii) if the Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

6. Restrictions. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, and/or (b) any other form of payment which is acceptable to the Committee.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Optioned Shares may be terminated by the Company.

   8. Non-Assignability. Except as provided under the Plan, this Stock Option is not assignable or transferable by the Participant except (i) by will or by the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411 (a) (13) of the Code or Section 206(d) (3) of the Employee Retirement Income Act of 1974, as amended).

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Article 12 of the Plan.

11. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations. Participant further represents that Participant will not exercise any Stock Option granted to Participant under this Agreement during the six (6) months following the Date of Grant.

12. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

13. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the state of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15. No Employment Relationship. The Participant is not an employee of the Company or any of its subsidiaries. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(A)	Notice to the Company shall be addressed and delivered as:
TANDY LEATHER FACTORY, INC.
3847 EAST LOOP 820 SOUTH
FORT WORTH, TEXAS 76119
ATTENTION: SHANNON GREENE
CHIEF FINANCIAL OFFICER

(B)	Notice to the Participant shall be addressed and delivered as follows:

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

TANDY LEATHER FACTORY, INC.

BY: ______________________________
TITLE: ___________________________

Participant:

__________________________________

PROXY CARD

TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 22, 2007

The undersigned hereby appoint(s) Robin L. Morgan and William M. Warren, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on May 22, 2007, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. If no directions are given, this proxy will be voted “FOR” Items 1 and 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMMENDATIONS,
JUST SIGN ON THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. Election of seven directors.

NOMINEES: Shannon L. Greene, T. Field Lange, Joseph R. Mannes, L. Edward Martin III, Michael A. Nery, Ronald C. Morgan, Wray Thompson

                [     ] FOR ALL NOMINEES          [    ] WITHHELD FROM ALL NOMINEES

________________________________________________________________________________________________
For all nominees except those written on line above

2. Proposal to ratify the 2007 Director Non-Qualified Stock Options Plan of Tandy Leather Factory, Inc.
        [     ] FOR     [     ] AGAINST     [    ] ABSTAIN

                Mark here for
address change [   ]
            and note at left

Please sign exactly as your name appears on this Proxy. Date and promptly return this Proxy in the enclosed envelope.

Signature: _________________________________     Signature: __________________________________

Date: __________________________, 2007       Date: ______________________________, 2007